SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 7, 2018
Booking Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1999 Omnibus Plan Amendments
On June 7, 2018, the stockholders of Booking Holdings Inc. (the "Company") approved amendments to the Company's 1999 Omnibus Plan (the "1999 Plan"). The amendments, which were adopted by the Company’s Board of Directors (the "Board") on April 19, 2018, effective as of their approval by the Company's stockholders, limit the total compensation (including cash, equity and other compensation) of our non-employee directors for such service to $750,000 in any one calendar year (with the value of any such equity award based on the grant date fair value for financial reporting purposes). In addition to amending the 1999 Plan to impose the annual limit on non-employee director compensation for such service described above, the proposed amendments to the Plan make certain conforming and other immaterial changes to update and improve the Plan. Such changes include the following: (i) renaming the Plan as the Booking Holdings Inc. 1999 Omnibus Plan to reflect our most recent name change to "Booking Holdings Inc."; (ii) revising the definition of "Cause" to conform it to the definition used in recent equity grant agreements, which includes willful and material violations of any of our codes of conduct or confidentiality agreements or a material breach of restrictive covenants; (iii) revising the definition of "Subsidiary" to expand the types of entities covered thereunder, except with respect to determining recipients of incentive stock options; (iv) making explicit that no dividends or dividend equivalents will be paid on any options granted under the Plan; (v) removing the 6-month ownership requirement for using shares of our common stock to pay option exercise prices; (vi) revising the dividend provision for restricted stock awards to require that all dividends or distributions paid on restricted stock be subject to the same restrictions as apply to the restricted stock and held in escrow until all restrictions on the restricted stock have lapsed, rather than leaving such treatment to the discretion of the Company's Compensation Committee; (vii) deleting certain references related to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended; and (viii) revising the tax withholding provision to reflect our current withholding practices.

The foregoing description is qualified in its entirety by reference to the text of the amended version of the 1999 Plan, which is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Chairman of the Board
Effective June 7, 2018, Jeffery H. Boyd returned to being non-executive Chairman of our Board, and therefore is no longer an employee or officer of the Company. Mr. Boyd served as Executive Chairman of our Board since January 2017.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders of the Company was held on June 7, 2018 in New York, New York. The following proposals were voted on by the Company's stockholders with the following results:

1.
The stockholders of the Company elected all of the Company's nominees for election to the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The votes were as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Timothy M. Armstrong	40,337,446	224,119	—	2,298,321
Jeffery H. Boyd	40,044,601	516,964	—	2,298,321
Jeffrey E. Epstein	38,954,133	1,607,432	—	2,298,321
Glenn D. Fogel	40,369,743	191,822	—	2,298,321
Mirian Graddick-Weir	40,450,271	111,294	—	2,298,321
James M. Guyette	39,573,949	987,616	—	2,298,321
Robert J. Mylod, Jr.	40,272,010	289,555	—	2,298,321
Charles H. Noski	40,397,672	163,893	—	2,298,321
Nancy B. Peretsman	39,885,999	675,566	—	2,298,321
Nicholas J. Read	40,434,808	126,757		2,298,321
Thomas E. Rothman	40,232,152	329,413	—	2,298,321
Craig W. Rydin	39,443,748	1,117,817	—	2,298,321
Lynn M. Vojvodich	40,295,525	266,040	—	2,298,321

2.	A proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018 was approved as follows:

Votes For:	42,241,468
Votes Against:	550,766
Abstentions:	67,652
Broker Non-Votes:	—

3.	A proposal to approve on an advisory basis the compensation paid by the Company to its named executive officers was approved as follows:

Votes For:	36,803,800
Votes Against:	3,611,433
Abstentions:	146,332
Broker Non-Votes:	2,298,321

4.	A proposal to approve amendments to the Company's 1999 Omnibus Plan was approved as follows:

Votes For:	39,457,704
Votes Against:	1,022,235
Abstentions:	81,626
Broker Non-Votes:	2,298,321

5.	A non-binding stockholder proposal requesting that the Company adopt a policy that the Chairperson of the Board must be an independent director, was not approved as follows:

Votes For:	14,393,140
Votes Against:	26,079,063
Abstentions:	89,362
Broker Non-Votes:	2,298,321

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit
99.11999 Omnibus Plan, amended and restated effective June 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKING HOLDINGS INC.

By:	/s/ Peter J. Millones
	Name:	Peter J. Millones
	Title:	Executive Vice President and General Counsel

Date:  June 8, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.11999 Omnibus Plan, amended and restated effective June 7, 2018.